POWER OF ATTORNEY
      The undersigned an officer of Facet Biotech Corporation a Delaware corporation the Company hereby constitutes and appoints Andrew Guggenhime and Francis Sarena and each of them for so long as such person is an employee of the Company the undersigneds true and lawful attorney in fact with full power of substitution and resubstitution each with the power to act alone for the undersigned and in the undersigneds name place and stead, to
      Complete and execute Forms 3 4 and 5 under the
      Securities Exchange Act of 1934 as amended
      the Exchange Act and other forms and all amendments thereto on the undersigneds behalf as such attorney in fact shall in his discretion determine to be required or advisable pursuant to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder or any successor laws and regulations as a consequence of the undersigneds beneficial ownership of securities of the Company or changes in such beneficial ownership and
      Do all acts necessary in order to file such forms and amendments with the Securities and Exchange Commission any securities exchange or national association the Company and such other persons or agencies as the attorney in fact shall deem appropriate.
      The undersigned hereby ratifies and confirms all that said attorneys in fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys in fact in serving in such capacity at the request of the undersigned are not assuming nor is the Company assuming any of the undersigneds
      responsibilities to comply with or liability under Section 16 of the Exchange Act or any rules and regulations promulgated thereunder or any successor laws and regulations
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 4 and 5 with respect to the undersigneds beneficial ownership of securities of the Company or changes in such beneficial ownership unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys in fact.
      The undersigned has executed this Power of Attorney as of
      December 1 2008.
      Signature /s/ Maninder HOra
      Maninder HOra